Master Limited Partnership Investor Conference 2017 MLPA MAY 31 – June 1, 2017 Exhibit 99.1

Forward-Looking Statements 2 Statements contained in this presentation other than statements of historical fact are forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance presented or suggested in this presentation. These forward-looking statements can generally be identified by the words "anticipates," "believes," "expects," "plans," "intends," "estimates," "forecasts," "budgets," "projects," "could," "should," "may" and similar expressions. These statements reflect our current views with regard to future events and are subject to various risks, uncertainties and assumptions. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see NuStar Energy L.P.’s annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the SEC and available on NuStar’s website at www.nustarenergy.com. We use financial measures in this presentation that are not calculated in accordance with generally accepted accounting principles (“non-GAAP”) and our reconciliations of non-GAAP financial measures to GAAP financial measures are located in the appendix to this presentation. These non-GAAP financial measures should not be considered an alternative to GAAP financial measures.

NuStar Overview

Two Publicly Traded Companies 4 IPO Date: 4/16/2001 G.P. Interest in NS Common Unit Price (5/26/17): ~11% Common L.P. Interest in NS Annualized Distribution/Common Unit: $4.38 Incentive Distribution Rights in NS (IDR) Yield (5/26/17): 9.5% ~13% NS Distribution Take Market Capitalization: $4.9 billion IPO Date: 7/19/2006 Enterprise Value: $7.9 billion Unit Price (5/26/17): $26.15 Credit Ratings Annualized Distribution/Unit: $2.18 Moody's: Ba1/Negative Yield (5/26/17): 8.3% S&P: BB+/Stable Market Capitalization: $1.1 billion Fitch: BB/Stable Enterprise Value: $1.2 billion NYSE: NSH NYSE: NS William E. Greehey 9.0 million NSH Units 21.0% Membership Interest Public Unitholders 93.0 million Common 9.1 million Series A Preferred 15.4 million Series B Preferred Other Public Unitholders 33.9 million NSH Units 79.0% Membership Interest

Assets:  81 terminals  More than 96 million barrels of storage capacity  More than 9,200 miles of crude oil and refined product pipelines Corpus Christi, TX – Destination for South Texas Crude Oil Pipeline System St. James, LA – 9.9MM bbls Pt. Tupper, Nova Scotia – 7.8MM bbls Linden, NJ – 4.6MM bbls St. Eustatius – 14.4MM bbls 3.8MM bbls Large and Diverse Geographic Footprint with Assets in Key Locations 5 Navigator Acquisition (Midland Basin) – Crude Oil Gathering, Transportation and Storage

Focus Has Been on De-Risking the Business and Restoring Coverage

De-Risking the Business and Restoring Coverage 7 For the last 3 years, we have been focused on... Strengthening Our Balance Sheet Restoring Our Distribution Coverage De-Risking Our Business Refocusing On Our Core Pipeline and Storage Business With solid execution by our management team and our employees, we have now set the stage for future growth

Percentage of Annual Segment EBITDA1  Refined Product Pipelines  Crude Oil Pipelines  Ammonia Pipeline  Refined Product Terminals  Crude Oil Storage Fuels Marketing  Refined Products Marketing, Bunkering and Fuel Oil Trading  * 2011 percentage includes former asphalt operations and intersegment eliminations Storage Pipeline Successfully De-Risked the Partnership - Exited the Majority of our Margin-Based Businesses 8 2014 2016 2011 45% 51% 4% 1 - Please see slides 31-35 for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures 49% 34% *17% 49% 50%

Crude 41% Refined Products 49% Other 10% Pipeline Segment – Committed and Diversified Pipeline Receipts by Commodity TTM as of 3/31/17 *Other includes ammonia, naphtha and NGL’s  ~99% committed through take or pay contracts or through structural exclusivity (uncommitted lines serving refinery customers with no competition) Take or Pay Contractual – 29% Structurally Exclusive – 70% Committed1 Pipeline Revenues (3/31/17 annual forecast) 1 – Excludes Navigator Acquisition 9

Storage Segment – Effectively Full 96% of Leasable Storage Effectively Full Storage Lease Utilization (as of 3/31/2017) Storage Lease Renewals (% as of 3/31/2017) 10 36% 45% 19% < 1 Year 1 to 3 Years > 3 Years

$208 $242 $256 $279 $287 $277 $287 $335 $333 $186 $190 $199 $198 $211 $277 $323 $355 $338 2008 2009 2010 2011 2012 2013* 2014 2015 2016 Storage Segment Pipeline Segment * adjusted $610 $394 $432 $455 $477 $498 $554 $690 $671 Historical Pipeline and Storage Segment EBITDA1 ($ in millions) Base Business EBITDA – Consistent Performance in Various Market Conditions Great Recession Backwardated Market Structure Oil Price Crash Shale Boom 1 - Please see slides 31-35 for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures 11

Coverage Restored in the Midst of Low Crude Oil Price Environment 20 30 40 50 60 70 80 90 100 110 0.7 0.8 0.9 1 1.1 1.2 1.3 7/1/2014 2/1/2015 9/1/2015 4/1/2016 11/1/2016 C ru d e P ri c e C o v e ra g e R a ti o NS Coverage Ratio Price of Crude One-Times 1.07x 0.98x 1.04x 1.12x 1.12x 1.11x 1.08x 1.12x 1.08x 1.07x 1.05x Coverage Ratio1 (Trailing Twelve Months) vs Price of Crude (October 2013 – March 2017) 3Q-16 3Q-14 4Q-14 1Q-15 2Q-15 3Q-15 4Q-15 1Q-16 2Q-16 4Q-16 1Q-17* * Adjusted for Common Unit Issuance for Navigator Financing 1 - Please see slides 31-35 for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures 12

Acquisition Overview Navigator Acquisition Overview

Navigator Acquisition Overview  On May 4th, NuStar acquired 100% of the membership interests in Navigator Energy Services, LLC from First Reserve Energy Infrastructure Fund for $1.475 billion in cash  Navigator owns and operates a leading crude oil gathering, transportation and storage system in the core of the Midland Basin in the Permian  The Permian Basin currently represents approximately 40% of all U.S. onshore rig activity  For the past 18 months, we have actively looked at opportunities in the Permian  For one reason or another, they have not met our acquisition criteria or they included assets that were either too risky or outside of our core areas of expertise  Acquisition provides a meaningful entry into the Permian and a significant growth platform  The addition of Navigator, coupled with NuStar’s existing Eagle Ford position, solidifies NuStar’s presence in two of the most prolific basins in the U.S.  Navigator assets are consistent with NuStar’s existing crude oil operations, with no first purchasing or gas processing exposure 14

Acquisition Overview (continued)  Significant growth prospects through volume ramp from existing producers, bolt-on acquisitions and larger takeaway capacity opportunities  Diversified, high-quality producer portfolio with attractive long-term fee-based contracts  Expected acquisition multiple of high single digits as volumes ramp  Driven by existing producers with more than 500,000 dedicated acres on the system 15

Navigator Highlights

NuStar

"Core of the Core" of the Midland Basin	▪ Navigator system located in 5 of the 6 most active counties in the Midland Basin ▪ Midland is one of the most economic, resilient and fastest growing basins in the U.S. – Permian, in aggregate, represents ~40% of all U.S. onshore rig activity ▪ Permian has unparalleled resource potential – Decades of drilling inventory with breakeven economics at $35 - $45/bbl
Significant Volume Growth	▪ Rapid volume growth expected in 2017, 2018 and beyond, driven by existing producers with more than 500,000 dedicated acres on the system ▪ Further potential upside from undedicated producers, AMI acreage and improved drilling results / technology
Growth Platform for NuStar	▪ Potential to expand the system organically ▪ Numerous bolt-on acquisition opportunities ▪ Platform enhances ability to develop larger takeaway capacity projects
Newly Constructed/ Well Designed System	▪ Fully integrated crude system centered around transportation, providing customers with excellent access to multiple downstream end markets – Connection to nearly all destinations in Big Spring, Midland and Colorado City ▪ Newly-built assets with minimal annual maintenance capex expected
Stable Cash Flow	▪ System structured with long-term, fixed-fee contracts – Mainline transportation with ~92,000 bbl/d of ship-or-pay volume commitments and nearly 7 year average contract life – Pipeline gathering contract portfolio with an average life of over 10 years – 440,000 bbls of storage contracted with an average life of nearly 7 years ▪ Well-diversified customer base, including 16 upstream producers with a meaningful and active presence in the Midland Basin

16

1 2 3 4 4 5 10 14 15 15 20 26 37 0 25 50 Dawson Borden Ector Irion Crockett Gaines Andrews Glasscock Reagan Upton Howard Martin Midland Navigator is in the Most Active Areas of the Midland  Permian Basin has 362 rigs operating, representing ~40% of all U.S. onshore rig activity - 2.8x the rig count in the Bakken / Eagle Ford combined Navigator Overview:  Fully integrated crude platform  ~625 miles of pipeline with 412,000 bbls/d of current capacity  1 million bbls of storage capacity  Pipeline gathering with over 500,000 dedicated acres  Nearly 5 million acres of “Areas of Mutual Interest,” or “AMI”  Delivery points into Midland, Colorado City and Big Spring Source: Rig count per Baker Hughes data as of 5/26/2017 Rigs by Top U.S. Play Rigs by Permian Sub-Basin Rigs by Midland Counties Navigator Counties 17 19 20 15 6 167 0 100 200 Other Central Basin Platform Midland Delaware 9 25 27 40 45 45 56 86 362 0 200 400 Granite Wash Utica DJ-Niobrara Haynesville Bakken Marcellus Cana Woodford Eagle Ford Permian

Navigator is an Integrated Crude System 18

Navigator Acquisition Financing  The Navigator purchase price was funded by a combination of equity and debt offerings, which is consistent with NuStar's targeted credit profile NuStar GP Holdings IDR Waiver  To demonstrate its strong support for the transaction, NuStar GP Holdings has agreed to temporarily forgo all IDR cash distributions to which it would be entitled from any NuStar Energy L.P. common equity issuances after signing the acquisition agreement:  For a period of ten (10) quarters from the date of the acquisition closing (starting with the distribution for the 2nd quarter of 2017)  Capped at $22 million in the aggregate Common Equity Offering  On April 18, NuStar issued 14.4 million new common units for gross proceeds of ~$665 million (including exercise of overallotment option)  Our offering was the largest ever “wall-crossed” MLP equity offering, as well as the largest MLP equity offering in 2017 19

Perpetual Preferred Offering  On April 28, we issued 15.4 million Series B perpetual preferred units for gross proceeds of $385 million (including exercise of overallotment option)  Fixed distribution rate of 7.625% for five years  Thereafter, floating distribution rate of three-month LIBOR plus 5.643%, callable at par after five years Senior Notes Offering  On April 28, we raised $550 million by issuing 5.625% 10-year senior notes due April 28, 2027 Navigator Acquisition Financing (continued) 20

Navigator Financial Projections  Expect assets to contribute $40 to $60 million of EBITDA1 in 2017  Partially offset by $10 to $20 million of transaction related costs associated with closing the acquisition  See slide 30 for further detail on 2017 guidance estimates  2018 EBITDA multiple expected to be in the low teens  EBITDA multiple expected to be in the high single digits by 2020  Growth capital spending projected to be ~$250 million over the next five years  ~$100 million of spend to occur in 2017, post close, on expansion of the system  Majority of 2017 spend related to expansion of transportation system and gathering extensions 21 1 - Please see slides 31-35 for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures

Return to Growth

$374 $302 $328 $288 $166 $400 to $440 $316 $143 $96 $1,475 $0 $500 $1,000 $1,500 $2,000 2012 2013 2014 2015 2016 2017 Forecast Internal Growth and Other Acquisitions $262 TexStar Acquisition Expect $400 to $440 Million of Internal Growth Spending in 2017 (Dollars in Millions)  2017 Total Strategic Capital Spending (excluding Navigator Acquisition price), which includes Reliability Capital, is expected to be in the range of $435 to $495 million 2012 to 2017 Average Internal Growth Spend $310 Million per Year Linden JV Acquisition Martin Terminal Acquisition Navigator Acquisition 23 $690 $431

Base Business Projects and Growth Opportunities – Included in 2017 Guidance

Navigator Expansion

- Purchased for $1.475 billion
- Growth capital spending projected to be ~$250 million over the next five years
- ~$100 million of spend to occur in 2017 on expansion of the system

Mid-Continent Pipeline & Terminals

- Several projects have been completed or under development to increase distillate and propane supply throughout the Upper Midwest for an investment of approximately $80 million
- Propane supply projects complete and in service
- Construction on remaining projects should be completed by the fourth quarter of 2017

Corpus Christi Terminal Acquisition

- Purchased 1.15 mmbbls of crude and refined products storage for $93mm, net
- Assets located adjacent to existing NuStar Corpus Christi North Beach Terminal
- Completion of Port of Corpus Christi's new state-of-the-art dock in 2H 2017 will allow for increased volumes

Linden Terminal

- Constructing 500MBbls of new storage in the New York Harbor
- Expected cost of ~$50 million in 2017
- Expect to complete construction in the first quarter of 2018

St. Eustatius Terminal

- Effective in the first quarter of 2017, recently recontracted 9.5 million barrels of storage
- Approximately $100 million of facility enhancements with expected completion in 2017

24

 Expansion of our Permian operations  Expansion of our South Texas Crude Oil Pipeline System  Solution to link the two systems and provide optionality to Corpus Christi, TX  In active discussion with potential shippers  Anticipate launching open season in the near future Crude Oil Pipeline Expansion  South Texas refined product supply opportunities  Gulf coast NGL opportunities Refined Product Pipeline Expansion Terminal Expansion Growth Projects – Currently Evaluating $1.0 to $1.5 Billion  Opportunities to expand Northeast operations  Additional tankage at our St. James Terminal  Renewal opportunities on the East and West Coast 25

Q&A

Appendix

$810 $350 $450 $300 $250 $550 $365 $403 $0 $250 $500 $750 $1,000 $1,250 2017 2018 2019 2020 2021 2022 2027 2038-2041 Sub Notes GO Zone Financing Senior Unsecured Notes Revolver $753 No Debt Maturities until 2018 ($ in Millions) Callable in 2018, but final maturity in 2043 Note: Debt maturities as of 3/31/17, adjusted for Navigator Acquisition 28

Capital Structure after Navigator Acquisition ($ in Millions) As of March 31, 2017 Actual As Adjusted (Unaudited) $1.5 billion Credit Facility $775 $810 NuStar Logistics Notes (4.75%) 250 250 NuStar Logistics Notes (4.80%) 450 450 NuStar Logistics Notes (5.63%) - 550 NuStar Logistics Notes (6.75%) 300 300 NuStar Logistics Notes (7.65%) 350 350 NuStar Logistics Sub Notes (7.63%) 403 403 GO Zone Bonds 365 365 Receivables Financing 61 - Short-term Debt & Other 70 (8) Total Debt $3,024 $3,470 Total Partners’ Equity 1,570 2,600 Total Capitalization $4,594 $6,070  Availability under $1.5 billion Credit Facility (as of March 31, 2017): ~$725 million  Debt to EBITDA1 calculation per Credit Facility of 4.3x (as of March 31, 2017)  As adjusted column includes net proceeds of $657.5 from common equity issuance, $543.8 million from senior note issuance and $372.2 million from Series B perpetual preferred equity issuance used to finance the Navigator acquisition. 1 – Please see slides 31-35 for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures 29

2017 Guidance Summary ($ in Millions) Annual EBITDA1 G&A Expenses Reliability Capital Spending Strategic Capital Spending Previous Guidance $600 - $650 $100 - $110 $35 - $55 $380 - $420 Impact of Navigator Acquisition $40 - $60 $90 - $110 Transaction related costs Associated with Navigator ($10 - $20) $10 - $20 Impact of Increased Customer Turnaround Activity ($10 - $20) Deferred Strategic Project Spending, Primarily PEMEX LPG Project ($70 - $90) Current Guidance $620 - $670 $110 - $130 $35 - $55 $400 - $440 1 - Please see slides 31-35 for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures 30

Reconciliation of Non-GAAP Financial Information 31 NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA), distributable cash flow (DCF) and distribution coverage ratio, which are not defined in U.S. generally accepted accounting principles (GAAP). Management believes these financial measures provide useful information to investors and other external users of our financial information because (i) they provide additional information about the operating performance of the partnership’s assets and the cash the business is generating and (ii) investors and other external users of our financial statements benefit from having access to the same financial measures being utilized by management and our board of directors when making financial, operational, compensation and planning decisions. Our board of directors and management use EBITDA and/or DCF when assessing the following: (i) the performance of our assets, (ii) the viability of potential projects, (iii) our ability to fund distributions, (iv) our ability to fund capital expenditures and (v) our ability to service debt. In addition, our board of directors uses a distribution coverage ratio, which is calculated based on DCF, as the metric for determining the company-wide bonus and the vesting of performance units awarded to management. Our board of directors believes DCF appropriately aligns management’s interest with our unitholders’ interest in increasing distributions in a prudent manner. DCF is a widely accepted financial indicator used by the master limited partnership (MLP) investment community to compare partnership performance. DCF is used by the MLP investment community, in part, because the value of a partnership unit is partially based on its yield, and its yield is based on the cash distributions a partnership can pay its unitholders. None of these financial measures are presented as an alternative to net income, or for any period presented reflecting discontinued operations, income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP. For purposes of segment reporting, we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the segment reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

Reconciliation of Non-GAAP Financial Information (continued)

The following is a reconciliation of operating income to EBITDA for the pipeline segment (in thousands of dollars):

	Year Ended December 31,								
	2008	2009	2010	2011	2012	2013	2014	2015	2016
Operating income	$ 135,086	$ 139,869	$ 148,571	$ 146,403	$ 158,590	$ 208,293	$ 245,233	$ 270,349	$ 248,238
Plus depreciation and amortization expense	50,749	50,528	50,617	51,165	52,878	68,871	77,691	84,951	89,554
EBITDA	$ 185,835	$ 190,397	$ 199,188	$ 197,568	$ 211,468	$ 277,164	$ 322,924	$ 355,300	$ 337,792

The following is a reconciliation of operating income (loss) to EBITDA for the storage segment (in thousands of dollars):

	Year Ended December 31,								
	2008	2009	2010	2011	2012	2013	2014	2015	2016
Operating income (loss)	$ 141,079	$ 171,245	$ 178,947	$ 196,508	$ 198,842	$ (127,484)	$ 183,104	$ 217,818	$ 214,801
Plus depreciation and amortization expense	66,706	70,888	77,071	82,921	88,217	99,868	103,848	116,768	118,663
EBITDA	$ 207,785	$ 242,133	$ 256,018	$ 279,429	$ 287,059	$ (27,616)	$ 286,952	$ 334,586	$ 333,464
Impact from non-cash goodwill impairment charges						304,453			
Adjusted EBITDA						$ 276,837			

The following is a reconciliation of operating income to EBITDA for the fuels marketing segment (in thousands of dollars):

	Year Ended December 31,		
	2011	2014	2016
Operating income	$ 71,854	$ 24,805	$ 3,406
Plus depreciation and amortization expense	20,949	16	-
EBITDA	$ 92,803	$ 24,821	$ 3,406

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Reconciliation of Non-GAAP Financial Information (continued)

The following are the non-GAAP reconciliations of income from continuing operations to EBITDA from continuing operations and for the calculation of EBITDA for each of our segments as a percentage of total segment EBITDA (in thousands of dollars, except percentage data):

	Year Ended December 31, 2011	Year Ended December 31, 2014	Year Ended December 31, 2016
	Consolidated	Consolidated	Consolidated
Income from continuing operations	$ 218,674	$ 214,169	$ 150,003
Interest expense, net	81,539	131,226	138,350
Income tax expense	18,555	10,801	11,973
Depreciation and amortization expense	161,773	191,708	216,736
EBITDA from continuing operations	480,541	547,904	517,062
General and administrative expenses	103,050	96,056	98,817
Other expense (income), net	3,573	(4,499)	58,783
Equity in earnings of joint ventures	(11,458)	(4,796)	-
Segment EBITDA	$ 575,706	$ 634,665	$ 674,662

	2011 Segment EBITDA	2011 Segment Percentage (a)	2014 Segment EBITDA	2014 Segment Percentage (a)	2016 Segment EBITDA	2016 Segment Percentage (a)
Pipeline segment (see previous slide for EBITDA reconciliation)	$ 197,568	34%	$ 322,924	51%	$ 337,792	50%
Storage segment (see previous slide for EBITDA reconciliation)	279,429	49%	286,952	45%	333,464	49%
Fuels marketing segment (see previous slide for EBITDA reconciliation)	92,803	16%	24,821	4%	3,406	1%
Elimination/consolidation	5,906	1%	(32)	-	-	-
Segment EBITDA	$ 575,706	100%	$ 634,665	100%	$ 674,662	100%

(a) Segment Percentage calculated as segment EBITDA for each segment divided by total segment EBITDA.

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Reconciliation of Non-GAAP Financial Information (continued)

The following is a reconciliation of income from continuing operations to EBITDA from continuing operations and DCF from continuing operations (in thousands of dollars, except ratio data):

	For the Twelve Months Ended										
	Sept. 30, 2014	Dec. 31, 2014	Mar. 31, 2015	Jun. 30, 2015	Sept. 30, 2015	Dec. 31, 2015	Mar. 31, 2016	Jun. 30, 2016	Sept. 30, 2016	Dec. 31, 2016	Mar. 31, 2017
Income from continuing operations	$ (116,202)	$ 214,169	$ 298,298	$ 295,436	$ 301,335	$ 305,946	$ 236,222	$ 234,414	$ 220,539	$ 150,003	$ 150,542
Interest expense, net	132,208	131,226	129,901	129,603	130,044	131,868	133,954	135,359	136,933	138,350	140,641
Income tax expense	14,983	10,801	9,071	10,310	10,281	14,712	15,195	16,361	14,208	11,973	12,028
Depreciation and amortization expense	188,570	191,708	197,935	202,764	206,466	210,210	210,895	211,781	213,426	216,736	220,458
EBITDA from continuing operations	$ 219,559	$ 547,904	$ 635,205	$ 638,113	$ 648,126	$ 662,736	$ 596,266	$ 597,915	$ 585,106	$ 517,062	$ 523,669
Equity in losses (earnings) of joint ventures	11,604	(4,796)	(9,102)	(5,808)	(3,059)	-	-	-	-	-	-
Interest expense, net	(132,208)	(131,226)	(129,901)	(129,603)	(130,044)	(131,868)	(133,954)	(135,359)	(136,933)	(138,350)	(140,641)
Reliability capital expenditures	(29,862)	(28,635)	(30,674)	(29,464)	(32,439)	(40,002)	(39,221)	(44,497)	(43,770)	(38,155)	(37,160)
Income tax expense	(14,983)	(10,801)	(9,071)	(10,310)	(10,281)	(14,712)	(15,195)	(16,361)	(14,208)	(11,973)	(12,028)
Distributions from joint venture	8,048	7,587	7,721	6,993	4,208	2,500	-	-	-	-	-
Mark-to-market impact of hedge transactions (a)	(90)	6,125	4,991	(261)	(132)	(5,651)	152	4,474	5,372	10,317	3,047
Unit-based compensation (b)	-	-	-	-	-	-	1,086	2,208	3,499	5,619	6,621
Other items (c)	323,764	19,732	(34,471)	(36,351)	(41,628)	(44,032)	10,110	11,518	19,185	73,846	74,075
Preferred unit distributions	-	-	-	-	-	-	-	-	-	(1,925)	(6,738)
DCF from continuing operations	$ 385,832	$ 405,890	$ 434,698	$ 433,309	$ 434,751	$ 428,971	$ 419,244	$ 419,898	$ 418,251	$ 416,441	$ 410,845
Less DCF from continuing operations available to general partner	51,064	51,064	51,064	51,064	51,064	51,064	51,064	51,064	51,164	51,284	51,417 (d)
DCF from continuing operations available to limited partners	$ 334,768	$ 354,826	$ 383,634	$ 382,245	$ 383,687	$ 377,907	$ 368,180	$ 368,834	$ 367,087	$ 365,157	$ 359,428
Distributions applicable to limited partners	$ 341,140	$ 341,140	$ 341,140	$ 341,140	$ 341,140	$ 341,140	$ 341,140	$ 341,140	$ 341,798	$ 342,598	$ 343,485 (d)
Distribution coverage ratio (e)	0.98x	1.04x	1.12x	1.12x	1.12x	1.11x	1.08x	1.08x	1.07x	1.07x	1.05x (d)

(a) DCF from continuing operations excludes the impact of unrealized mark-to-market gains and losses that arise from valuing certain derivative contracts, as well as the associated hedged inventory. The gain or loss associated with these contracts is realized in DCF from continuing operations when the contracts are settled.

(b) In connection with the employee transfer from NuStar GP, LLC on March 1, 2016, we assumed obligations related to awards issued under a long-term incentive plan, and we intend to satisfy the vestings of equity-based awards with the issuance of our units. As such, the expenses related to these awards are considered non-cash and added back to DCF. Certain awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF.

(c) Other items mainly consist of (i) adjustments for throughput deficiency payments and construction reimbursements for all periods presented, (ii) a $58.7 million non-cash impairment charge on the Axeon term loan in the fourth quarter of 2016, (iii) a $56.3 million non-cash gain associated with the Linden terminal acquisition in the first quarter of 2015 and (iv) a non-cash goodwill impairment charge totaling $304.5 million in the fourth quarter of 2013.

(d) For the three months ended March 31, 2017, amounts adjusted to exclude distributions that were paid on the 14,375,000 common units that were issued April 18, 2017.

(e) Distribution coverage ratio is calculated by dividing DCF from continuing operations available to limited partners by distributions applicable to limited partners.

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Reconciliation of Non-GAAP Financial Information (continued)

The following are reconciliations of projected net income to projected EBITDA (in thousands of dollars):

	Year Ended December 31, 2017	
	Current Guidance	*Previous Guidance*
Projected net income	$ 175,000 - 190,000	$ 210,000 - 240,000
Projected interest expense, net	175,000 - 185,000	150,000 - 155,000
Projected income tax expense	10,000 - 15,000	10,000 - 15,000
Projected depreciation and amortization expense	260,000 - 280,000	230,000 - 240,000
Projected EBITDA	$ 620,000 - 670,000	$ 600,000 - 650,000

The following is a reconciliation of projected operating income to projected EBITDA for Navigator (in thousands of dollars):

	Year Ended December 31, 2017
Projected operating income	$ 10,000 - 20,000
Projected depreciation and amortization expense	30,000 - 40,000
Projected EBITDA	$ 40,000 - 60,000

The following is the non-GAAP reconciliation for the calculation of our Consolidated Debt Coverage Ratio, as defined in our $1.5 billion five-year revolving credit agreement (the Revolving Credit Agreement) (in thousands of dollars, except ratio data):

	For the Four Quarters Ended March 31, 2017
Net income	$ 150,542
Interest expense, net	140,641
Income tax expense	12,028
Depreciation and amortization expense	220,458
EBITDA	523,669
Other expense (a)	58,472
Mark-to-market impact on hedge transactions (b)	3,047
Pro forma effect of acquisitions (c)	7,758
Material project adjustments (d)	10,515
Consolidated EBITDA, as defined in the Revolving Credit Agreement	$ 603,461
Total consolidated debt	$ 3,025,584
NuStar Logistics' 7.625% fixed-to-floating rate subordinated notes	(402,500)
Proceeds held in escrow associated with the Gulf Opportunity Zone Revenue Bonds	(41,476)
Consolidated Debt, as defined in the Revolving Credit Agreement	$ 2,581,608
Consolidated Debt Coverage Ratio (Consolidated Debt to Consolidated EBITDA)	4.3x

(a) This adjustment consists mainly of a $58.7 million non-cash impairment charge on the Axeon term loan in the fourth quarter of 2016.

(b) This adjustment represents the unrealized mark-to-market gains and losses that arise from valuing certain derivative contracts, as well as the associated hedged inventory. The gain or loss associated with these contracts is realized in net income when the contracts are settled.

(c) This adjustment represents the pro forma effect of the Martin Terminal Acquisition as if we had completed the acquisition on January 1, 2016.

(d) This adjustment represents the percentage of the projected Consolidated EBITDA attributable to any Material Project, as defined in the Revolving Credit Agreement, based on the current completion percentage.

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